UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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CORELOGIC, INC.

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Fact Sheet
September 2020

Safe Harbor / Forward Looking Statements
Certain statements made in this presentation are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to CoreLogic, Inc.’s (“CoreLogic”, the “Company” or “us”) expected financial results, including in the second half of fiscal year 2020 and fiscal years 2021 and 2022; overall mortgage market volumes; market opportunities; stockholder value creation, repurchases of our shares, our strategic plans or growth strategy, and the near and long-term consequences of the unsolicited proposal we received from Senator Investment Group, LP (“Senator”) and Cannae Holdings, Inc. (“Cannae”) on June 26, 2020 (the “Unsolicited Proposal”). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the Securities and Exchange Commission (“SEC”). These risks and uncertainties include but are not limited to: any potential developments related to the Unsolicited Proposal; any impact resulting from COVID-19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on our ability to repurchase our shares; changes in prices at which we are able to repurchase our shares; limitations on access to or increase in prices for data from external sources, including government and public record sources; systems interruptions that may impair the delivery of our products and services; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; difficult conditions in the mortgage and consumer lending industries and the economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; impairments in our goodwill or other intangible assets; and our ability to generate sufficient cash to service our debt. The forward-looking statements speak only as of the date they are made. CoreLogic does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward- looking statements are made.
Important Additional Information and Where to Find It On September 4, 2020, in connection with the November 17, 2020 special meeting of shareholders (the “Special Meeting”) called by CoreLogic’s board of directors, CoreLogic filed a preliminary proxy statement (the “Preliminary Special Meeting Proxy Statement”) with the SEC. Prior to the Special Meeting, the Company will furnish a definitive proxy statement to its stockholders (the “Definitive Special Meeting Proxy Statement”), together with a WHITE proxy card. SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY SPECIAL MEETING PROXY STATEMENT AND THE DEFINITIVE SPECIAL MEETING PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT CORELOGIC WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Shareholders will be able to obtain, free of charge, copies of the Definitive Special Meeting Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by CoreLogic with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov), at CoreLogic’s website (https://investor.corelogic.com), or by contacting Innisfree M&A Incorporated by phone toll-free at (877) 750-9498 (from the U.S. and Canada) or +1 (412) 232-3651 (from other locations), or by mail at Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York, 10022.
Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
This presentation contains certain non-GAAP financial measures, including adjusted EBITDA, adjusted EPS and FCF (or free cash flow), which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with their most directly comparable GAAP financial measures. These non- GAAP measures are not in accordance with, or a substitute for, U.S. GAAP. A reconciliation of non-GAAP measures for historical periods to the most directly comparable GAAP financial measures is included at the end of this presentation. CoreLogic believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and management regarding CoreLogic’s financial condition and results of operations. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, share-based compensation, non-operating gains/losses, and other adjustments. Adjusted EPS is defined as diluted income from continuing operations, net of tax per share, adjusted for share-based compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; and assumes an effective tax rate of 26% for 2020. FCF (or free cash flow) is defined as net cash provided by continuing operating activities, less capital expenditures for purchases of property and equipment, capitalized data, and other intangible assets. Other firms may calculate non-GAAP measures differently than CoreLogic, which limits comparability between companies. Because the non-GAAP measures for future periods included herein are forward-looking, CoreLogic is not able to provide a reconciliation, without unreasonable efforts, of such forward-looking guidance to the most directly comparable GAAP financial measure due to the unknown effect, timing, and potential significance of special charges or gains that are material to the comparable GAAP financial measure.
Participants in the Solicitation
CoreLogic, its directors and certain of its executive officers and other employees will be participants in the solicitation of proxies from shareholders in connection with the Special Meeting. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent (1%) of CoreLogic’s shares, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Preliminary Special Meeting Proxy Statement and will be set forth in the Definitive Special Meeting Proxy Statement and other materials to be filed with the SEC in connection with the Special Meeting. Information relating to the foregoing can also be found in CoreLogic’s definitive proxy statement for its 2020 annual meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on March 19, 2020. To the extent holdings of CoreLogic’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Our financial results are strong and business momentum is accelerating
We have delivered exceptional financial and operating results over time, including outperforming during 1H20, and are poised for an even stronger second half of the year. Accelerating growth trends, competitive wins, share gains and incremental operating leverage are driving strong cash flows, substantial capital returns and enhanced profitability – and high confidence in achieving our targets in 2021 and beyond.
Our business strategy is driving near- and long-term value
~95% of our revenue is recurring, our growth and margins have significantly increased and our financial metrics now match higher-multiple information peers. Our results are being recognized by the markets, as research analysts have significantly increased price targets and commented on how CoreLogic is poised for a re-rating of its stock.
We are providing significant transparency for our shareholders
This includes multi-year projections, margin targets, planned divestitures, capital allocation plans and information regarding interaction with Senator/Cannae. We are open to all viable opportunities to increase shareholder value.
Our Board is highly qualified to evaluate all strategic alternatives, including this proposal
Unlike CoreLogic’s Board – which has already transformed CoreLogic into a leading information services company delivering consistently strong results including our best year ever in 2020 – Senator/Cannae’s nominees were hand-picked by the group attempting to buy CoreLogic for the lowest possible price and lack the experience to evaluate all strategic alternatives.
The Senator/Cannae Misinformation Campaign
Senator/Cannae have pursued stealth accumulations and flooded the market with misleading statements and specious attacks. They have refused to offer appropriate value for CoreLogic and, in an attempt to distract from their inferior proposal, have launched a misinformation campaign.
HERE ARE THE REAL FACTSg

1 VALUE
Senator/Cannae claim they are offering fair value for CoreLogic, but…
Senator/Cannae bought over 2 million CLGX shares on June 26th, after making their proposal, at prices as high as $68.27, making it clear they believe our shares are worth more than $65
At our forward multiple of ~11.3x, just before Senator/Cannae publicly announced their proposal, the implied stock price based on our current 2020 adjusted EBITDA(1) guidance would be ~$65 now
Even if Senator/Cannae’s proposed multiple were appropriate, it would justify a much higher price
– The initial offer was made at ~13x our previous FY 2020 guidance; applying that same multiple to our updated FY 2020 guidance would necessitate an “initial” offer well into the upper $70s
Senator/Cannae are asking shareholders to ignore CoreLogic’s transformation into a higher-growth, higher-margin, less mortgage-dependent business which we believe is now poised for multiple expansion
– CoreLogic’s 2019 – 2022E revenue growth and EBITDA margins are above our information services peer set(2), but we trade at more than a 3x discount to the lowest multiple amongst our information services peers
(14.9x)(2) and a ~9x discount to the median multiple of our peers (~21x)(2)
– Our revenue trajectory and margin profile, as research analysts have noted, are consistent with publicly-traded information service providers
– Recent transactions in the sector have occurred at significantly higher multiples (~23x for Ellie Mae, ~30x for Optimal Blue)(3)
– Each 1x of multiple expansion adds ~$7/share to our value, before any discussion of appropriate takeover premiumï,§ Cannae has used this sleight-of-hand to its advantage before
– In 2019 it acquired Dun & Bradstreet at a low price, implemented aggressive short-term cost cuts, and captured the multiple arbitrage for itself at the expense of the D&B’s public shareholders
“We argue CLGX is undervalued, owing to strong FCF and improving non-Mortgage fundamentals… we expect 1-3x multiple expansion as organic revenue growth approaches 5% and EBITDA margin reaches 35%.
-JULY 23, 2020(4)
1. For the definition of adjusted EBITDA, see “Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures” on page 1
2. FactSet as of 9/4/20; Based on consensus estimates; 2019 revenue adjusted to exclude impact of previously announced business exits (AMC transformation and exit of non core units); peers include CoStar, Dun & Bradstreet, Equifax, Experian, Fair Isaac, IHS Markit, RELX, Thomson Reuters, TransUnion, Verisk, Wolters Kluwer; lowest multiple of 14.9x based on Wolters Kluwer 3. http://public.viavid.com/player/index.php?id=140856; https://s2.q4cdn.com/154085107/files/doc_presentations/2020/ICE_Ellie-Mae_Transaction_vF2.pdf
4. Permission to use quotes neither sought nor obtained
©2020 CoreLogic, Inc. All Rights Reserved. 3

CoreLogic

2 OUR BUSINESS PLAN

Senator/Cannae attack our projections as optimistic and tactical, but...

- Since we began issuing quarterly guidance, **we have met or exceeded adjusted EBITDA[1] guidance range <u>every single quarter</u>**
- We have clear line of sight on our business, given that ~95% of our revenue is recurring, underpinned by long-term customer relationships with exceptionally high renewal rates
- The "Foley Network"[2] is well aware of the continuing strength of the mortgage market – their attacks are belied by:
  - **Foley-affiliated Black Knight recently predicted a potential $6.5 trillion[3] refinancing opportunity**, which equals 4+ years of backlog[4] based on 2020 refinancing levels
  - Black Knight's July 2020 Mortgage Monitor is even more bullish than the prior month – nearly 18 million refinance candidates, up from 15.6 million in June
  - The "Foley Network's"[2] recent announcement of an agreement to acquire Optimal Blue for $1.8 billion further demonstrates Foley's conviction in the mortgage sector
  - Our market expectations, as reflected in our guidance and disclosed in our recent earnings presentation, are well within industry forecasts
- We are confident in our ability to achieve our ~5% organic revenue growth target for 2021, **with over 60% already secured by contract wins during the first half of 2020 (including four "mega" wins[5])**
- Based on our business momentum, we announced a significant increase to our capital return program, including a 50% increase in our quarterly dividend and a $1 billion share repurchase program
- **Bizarrely, Senator/Cannae have attacked our transparency with our shareholders** (regarding publicly providing detailed guidance) as a nefarious tactical move – they appear to prefer our shareholders not have information about CoreLogic's significant value proposition when evaluating Senator/Cannae's proposal

We have a strong track record of delivering on our financial commitments

1. For the definition of adjusted EBITDA, see "Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures" on page 1
2. The "Foley Network" is comprised of numerous public companies, SPACs and private investment firms where Foley exerts significant influence, including Black Knight, Cannae, Dun & Bradstreet, FNF and Trasimene Capital, among many others
3. Black Knight May 2020 Mortgage Monitor, published on 7/6/2020
4. Based on most recent 2020 estimates from Fannie Mae, Freddie Mac, MBA, Moody's and Zelman available as of 7/20/2020
5. We define "mega" wins as contracts in excess of one year in duration and greater than $10 million in total revenue

©2020 CoreLogic, Inc. All Rights Reserved.

4

3 DUE DILIGENCE
Senator/Cannae claim that they are being denied due diligence, but
CoreLogic has essentially provided what Senator/Cannae have asked for by publicly providing multi-year guidance to all of our shareholders, including:
– Publishing multi-year financial forecasts including key assumptions
– Providing business segment detail
– Providing information about planned divestitures, including implied margins for those businesses and for the pro forma company
– Providing further details into the ongoing diversification of our revenue mix
Members of our Board and management met with Senator/Cannae to discuss the value drivers behind the numbers that we have publicly disclosed
– We also asked them questions about their proposal and to tell us about their committed sources of equity, which they refusedï,§ Any investor – and especially Foley and Cannae with all their tentacles in the industry – can refine their views on value based on all that we have publicly disclosedï,§ $65 per share does not entitle Cannae (which is associated with our major competitors, Black Knight and FNF, through the “Foley Network”(1)) to see highly-sensitive competitive information – we must protect our business and our shareholders
CoreLogic’s Board is committed to delivering value to shareholders
– We are open to all viable pathways to increase value
– We will continue to provide substantial transparency into our business so all shareholders can see
CoreLogic’s substantial value-creation potential
We have provided transparency and detailed information to Senator/Cannae and all shareholders through our public disclosures
1. The “Foley Network” is comprised of numerous public companies, SPACs and private investment firms where Foley exerts significant influence, including Black Knight, Cannae, Dun & Bradstreet, FNF and Trasimene Capital, among many others
©2020 CoreLogic, Inc. All Rights Reserved.

4 ANTITRUST
Senator/Cannae claim that antitrust concerns are irrelevant and are being instigated by CoreLogic, but
Neither regulators nor market participants are buying Senator/Cannae’s cavalier disregard for the significant antitrust issues embedded in their proposal
– The FTC has issued a subpoena and civil investigative demand to CoreLogic and opened an ongoing investigation into the potential transaction without prompting by us
– We believe Senator/Cannae (and possibly other “Foley Network”(1) companies) have received similar subpoenas, but they have not made any related disclosures
– Interestingly, Cannae has not submitted an HSR filing to acquire CoreLogic
Bill Foley knows firsthand, but isn’t acknowledging to CoreLogic shareholders, the adverse impact on target shareholders of failing to obtain regulatory approval
– Fidelity National’s proposed acquisition of Stewart Information Services was abandoned immediately after the FTC sued to block the acquisition on competition grounds
– In the aftermath, Stewart’s stock was substantially damaged, losing ~20% of its value (in an up market) from announcement in March 2018 to termination of the deal in September 2019
The links and influence among the “Foley Network”(1) that raise regulatory concerns were also recently raised by the City of Miami General Employees and Sanitation Employees Retirement Trust when they filed a lawsuit(2) on August 7, 2020 accusing Foley of operating a “veritable spider’s web of inter-related corporate entities” through which he has “skimmed millions of dollars for his own benefit.”(3)
CoStar’s CEO weighed in on these issues on a recent earnings call:
“I had thought we were aggressive in acquiring Ten-X in a friendly deal during a lockdown. But I must say that even leaving aside the clear antitrust issues, Foley has one-upped us with the aggressiveness of seeking to operate a company acquired in a hostile takeover in the midst of a pandemic.”
-ANDREW FLORANCE, COSTAR GROUP CEO, JULY 28, 2020(4)
1. The “Foley Network” is comprised of numerous public companies, SPACs and private investment firms where Foley exerts significant influence, including Black Knight, Cannae, Dun & Bradstreet, FNF and Trasimene Capital, among many others
2. “City of Miami General Employees and Sanitation Employees Retirement Trust vs. William P. Foley II, No. 2020-0650, Delaware Chancery Court (Wilmington)”
3. Feeley, Jef. “Fidelity National’s Chairman Sued Over Buyout of Firm He Controlled.” Bloomberg, August 10, 2020
©2020 4. Permission CoreLogic, Inc. to use All Rights quotes Reserved. neither sought nor obtained

5 OTHER SPECIOUS ATTACKS
Senator/Cannae’s misstatements and attempts to cause confusion in connection with their hostile bid include
Special Meeting and Consent Solicitation: Despite the fact that CoreLogic’s Board called a Special Meeting for November 17th on August 9th, Senator/Cannae persisted in running an unnecessary consent solicitation and have unnecessarily requested a second special meeting
– We believe the real reason for continuing the solicitation is to confuse shareholders and distract them from a significantly undervalued proposal
Share issuances: They say CoreLogic issued shares as a tactic to prevent them from reaching the 10% threshold to call a special meeting but:
– The ~47,000 increase in share count (less than a 0.06% increase) resulted from ordinary course issuances under employee plans at levels consistent with prior periods
Pre-Announcing Q2 2020 Results: Senator/Cannae paint our Q2 pre-announcement as a tactic, but:
– We pre-announced earnings with no knowledge of their proposal
“Undisturbed Price”: Senator/Cannae try to make their inadequate proposal seem attractive by referring to stock prices before our disclosure of substantially increased Q2 2020 results (as well as other material information about CoreLogic’s results and prospects that we recently disclosed), but:
– Our stock price increased to $57.80 in after hours trading following pre-announcement of Q2 2020 results
– This stock price jump did not reflect our further increased Q2 2020 results, or our increased full year 2020 guidance, or our 2021 guidance or the substantial increase to our capital return program
– We believe Senator/Cannae realized CoreLogic’s strong Q2 guidance would significantly increase our stock price and essentially result in a zero premium bid, so they:
- Rushed to publicly announce their proposal to try to claim credit for the stock price jump
- Scrambled to buy shares after issuing their press release so that they actually would own the percentage of shares previously claimed in their press release
- Tried to obfuscate how CoreLogic’s substantially enhanced performance and go-forward prospects demonstrate value far in excess of their proposal
©2020 CoreLogic, Inc. All Rights Reserved.

6 CORPORATE GOVERNANCE
Senator/Cannae attack CoreLogic’s corporate governance, but
CoreLogic has shareholder-friendly corporate governance policies including annually elected directors, action by written consent, and the ability for 10% of shareholders to request a special meeting
CoreLogic did not have a shareholder rights plan, but adopted a short-term plan only after it became aware of
Senator/Cannae’s rapid stealth accumulation – to protect shareholders from Senator/Cannae taking over CoreLogic without paying appropriate valueï,§ Senator/Cannae don’t really care about governance – they are deploying fabricated claims about governance in an attempt to distract from their inadequate proposal
In fact, the Foley group has a poor track record on corporate governance, including:
– Cannae, Black Knight and Fidelity National don’t allow their shareholders to call special meetings and all three of them have classified/staggered boards(1)
– The lead independent directors for the “Foley Network”(2) aren’t very independent
- Cannae’s CEO Rick Massey is a director of FNF and only recently resigned from Black Knight’s board following an ISS withhold recommendation
- The new lead independent director of Black Knight also serves on the boards of FNF, D&B, Foley
Trasimene SPAC and ServiceLink, and holds equity stakes in FNF and Black Knight Sports and Entertainment
- Frank Martire is the former Chairman and CEO of FIS and serves as the lead “independent” director, compensation committee chairman and audit committee member of Cannae while his son is Managing Director at Trasimene Capital Management, a “Foley Network” (2) entity that is Cannae’s external manager and financial advisor
– Cannae seems to recognize the need to protect against tactics like those Senator/Cannae are deploying:
“Our classified board structure also reduces the potential influences of certain investors and special interest groups with short-term agendas. In the past, we believe that Cannae’s common stock has traded at a discount to the company’s fair market value, and thus, a classified board structure protects the Company and its shareholders against abusive activist takeover tactics. We believe our classified board structure to be an effective means of protecting long-term shareholder interests against these types of abusive tactics.”
- CANNAE PROXY STATEMENT, JUNE 5, 2020(3)
1. Black Knight is in the process of de-staggering the Board, and all directors will be elected annually by 2022
2. The “Foley Network” is comprised of numerous public companies, SPACs and private investment firms where Foley exerts significant influence, including Black Knight, Cannae, Dun & Bradstreet, FNF and Trasimene Capital, among many others
3. Permission to use quotes neither sought nor obtained
©2020 CoreLogic, Inc. All Rights Reserved.

CoreLogic

WHERE RESEARCH STANDS NOW

Senator/Cannae failed to include any of these more recent research analyst perspectives in their disclosures, further demonstrating their attempt to misdirect CoreLogic shareholders

SunTrust	*"We reiterate our Buy and lift our **PT to $80** (12.9x C21E EBITDA). We argue **CLGX is undervalued, owing to strong FCF and improving non-Mortgage fundamentals**. While the company is tied to [mortgage] volumes - and a debate will likely continue around long-term guidance – we contend new non-Mortgage wins will boost organic revenue growth and valuation. **CLGX trades at just 11.3x C21E EBITDA. This compares with Info Services peers trading at ~22x. We expect 1-3x multiple expansion as organic revenue growth approaches 5% and EBITDA margin reaches 35%."* -JULY 23, 2020[1]
Wolfe Research	*"We roll forward our PT from YE20 to YE21 and **apply ~12x-13x EV/EBITDA multiple on our 2022 adj. EBITDA of $626mm** (~$15mm below guidance midpoint), resulting in a **$76 PT**. Over the upcoming quarters we will watch for evidence of organic growth and see **potential for a higher multiple** if organic/non-origination driven acceleration and/or market share traction is demonstrated."* -JULY 24, 2020[1]
Barclays	*"If CLGX is able to meet the high end of its 2021 revenue/EBITDA guidance, **the stock could trade at a 1x premium to our 12x base case multiple and trade to $82/share."*** -JULY 24, 2020[1]
Zelman Associates	*"The company appears **poised for significant operational, strategic and/or financial changes that should benefit shareholders** one way or another, which we view as important for justifying the company's recent step-up in valuation."* -JULY 24, 2020[1]
Stephens	*"Even if the bid comes up empty, **we do believe that CLGX will be better off as a company when the dust settles no matter the outcome as management has already put into motion several value creation drivers** (strategy in place/tied to multiyear financial targets, cleaning up the core with necessary divestitures, turbo-charging innovation, more generous capital returns, etc.) all of which should have positive and lasting LT effects."* -JULY 24, 2020[1]
Dowling & Partners	*"As a result of the company's higher revenue base and stronger margin prospects, we have **increased our multiple assessments of its operations and are now estimating a fair value EV/EBITDA multiple of 12x+**. Based on these multiples and our 2021 estimates, we are projecting a 12-month forward fair value of $68.50 - $70.50/shr, with the bottom end of this range in line with current trading levels."* -JULY 29, 2020[1]

1. Permission to use quotes neither sought nor obtained

©2020 CoreLogic, Inc. All Rights Reserved.

9

CoreLogic

FY 2020 IS OUR BEST YEAR YET…

($ in millions except adjusted EPS[1])	FY 2020E	YoY Growth (%)
Revenue	$1,860 - $1,895	↑ 11%
Adjusted EBITDA[2]	$580 - $600	↑ 19%
Adjusted EBITDA[2] Margin	~31%	↑ ~200bps
Adjusted EPS[1]	$3.60 - $3.75	↑ 30%
Share Repurchases[3]	~$500	↑ 477%

We raised our FY 2020 guidance twice based on accelerating momentum and significant business visibility

Note: 2020 figures exclude the impact of potential divestitures of existing businesses; growth rates based on midpoint of guidance

Note: 2019 revenue and margin figures include a ~$70 million revenue adjustment attributable to the completion of the previously announced AMC transformation program and exit of non-core default technology operations, which have no 2020 counterpart

1. For the definition of adjusted EPS see "Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures" on page 1; assumes an effective tax rate of 26% for 2020
2. For the definition of adjusted EBITDA, see "Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures" on page 1
3. Based on the Company's announced intention

©2020 CoreLogic, Inc. All Rights Reserved.

10

CoreLogic

… AND WE ARE POISED TO DELIVER SUBSTANTIAL NEAR-TERM AND LONG-TERM VALUE CREATION

Stable Revenue Base with Reduced Cyclicality

Increasing Non-Mortgage Revenue Mix



Single Digits
~45%[(1)]
~50%
2011
FY 2021PF
FY 2022E



~95%
Recurring Revenue

Sustainable Growth

Consistent Track Record of Growth

- 6% Revenue CAGR[(2)]
- 10% Adj. EBITDA[(3)] CAGR[(2)]
- 22% Adj. EPS[(4)] CAGR[(2)]

FY 2011 – FY 2020E

Visibility Into Continued Growth

- New Business Wins
- Share Gains
- New Products and Solutions

Mid to High-Single Digit Revenue Growth

Expanding Margins



~22%
~35%[(1)]
2011
FY 2020PF

Additional ~50bps annual margin expansion expected

Strong Capital Return

$2bn+ of capital returned from 2011 through the end of 2020[(5)]

$1bn repurchase plan announced in Q2 2020

50% dividend increase in Q2 2020

55-65% free cash flow conversion over the last five years

1. Pro forma for the planned divestitures as if consummated on 12/31/20 for illustrative purposes only
2. From FY 2011 – FY 2020E; based on midpoint of FY 2020 Guidance; does not reflect impact of announced divestitures or $1bn share repurchase program
3. For the definition of adjusted EBITDA, see "Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures" on page 1
4. For the definition of adjusted EPS, see "Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures" on page 1; assumes an effective tax rate if 26% for 2020
5. Includes $500mm planned share repurchases during 2H 2020

©2020 CoreLogic, Inc. All Rights Reserved.

11

CORELOGIC IS POSITIONED FOR MULTIPLE RE-RATING
2019A – 2022E Revenue CAGR 2020E EBITDA Margin
CoreLogic:(1) 6% 49% CoreLogic PF:(4) ~35% 13% Info Svcs Median: 5% 43% Info Svcs Median: 34% 41% 38% 35% 34% 34% 33% 32% 32% 29%
7% 6% 6%
5% 5%
3% 3%
2% 2% 2%
TEV / 2020E EBITDA Multiple Summary
54.6x CoreLogic(5): 11.7x Info Svcs Median: 20.6x
32.2x
24.3x
21.6x 21.2x 20.6x 20.2x
19.2x 18.0x
15.4x 14.9x
CSGP FICO VRSK DNB TRI EXPN INFO TRU EFX REL WKL
Source: FactSet (9/4/20), Company filings
Note: CSGP = CoStar, DNB = Dun & Bradstreet, EFX = Equifax, EXPN = Experian, FICO = Fair Isaac, INFO = IHS Markit, REL = RELX, TRI = Thomson Reuters, TRU = TransUnion, VRSK = Verisk, WKL = Wolters Kluwer
1. 2019A revenue Includes a ~$70m adjustment related to the completion of the AMC transformation program and exit of non-core default technology operations. 2022E revenue reflects the midpoint of Management guidance ($2,020m)
2. Pro forma for acquisitions of STR and Ten-X Commercial
3. Reflects fiscal year 2020E – 2022E revenue CAGR. All other metrics reflect calendar year-end financials
4. Reflects CoreLogic pro forma for planned divestitures if consummated on 12/31/20 for illustrative purposes only
5. EBITDA based on the midpoint of 2020 guidance
©2020 CoreLogic, Inc. All Rights Reserved. 12

We Urge You to Vote Against Senator and Cannae’s Proposals
Our business momentum, growth trajectory, margin expansion and cash flow conversion are strong, sustainable and accelerating
We have high visibility and conviction in our forecasts for FY 2020, FY 2021 and beyond
CoreLogic is poised for significant additional upside, including potential multiple expansion
Senator/Cannae’s proposal undervalues the company and has significant regulatory and deal completion risk
CoreLogic’s Board is comprised of highly qualified, independent directors with track records of value creation while Senator/Cannae’s unqualified nominees were hand-picked by the group attempting to buy CoreLogic for the lowest possible price
PROTECT THE VALUE OF YOUR INVESTMENT —
A VOTE AGAINST REMOVAL OF THE CORELOGIC DIRECTORS IS IN YOUR BEST INTERESTS
©2020 CoreLogic, Inc. All Rights Reserved. 13

Appendix

CoreLogic Consolidated
Historical Results
($ in millions, unaudited)
Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020
Net Income/(Loss) from Continuing
$30.8 $64.8 $28.4 $58.5 $22.5 $13.0 $1.7 $ (5.5) $ 40.5 $30.1 $33.8 $59.0
Operations
Income Taxes
11.7 (18.6) (0.6) 18.3 20.8 7.8 0.9 (14.9) 14.7 8.7 13.1 22.0
Share-based Compensation
8.6 6.3 8.7 11.1 9.8 7.6 9.9 7.9 9.1 9.4 8.1 13.8
Non-Operating (Gains)/Losses
23.5 (2.0) 0.9 (2.8) (1.4) (16.5) 2.5 17.9 (1.2) 7.0 3.3 (6.2)
Efficiency Investments and other
1.1 0.0 0.5 4.7 6.6 9.2 13.0 12.6 6.4 7.6 5.0 6.7
Transaction Costs
1.0 2.1 2.0 2.6 2.1 4.6 1.7 1.9 1.7 1.9 2.5 (2.5)
Depreciation and Amortization
45.3 46.1 46.1 47.4 48.5 50.0 49.2 47.1 45.7 45.7 46.8 46.7
Impairment Loss
—   —   —   —   —   7.6 —   47.8 0.1 —   —   1.2
Interest Expense
16.3 17.8 17.2 18.8 19.1 19.0 18.7 19.2 19.5 18.7 17.8 17.6
Amortization of Acquired Software (Equity in
0.3 0.2 0.2 0.2 0.2 0.2 0.1 0.1 0.1 0.1 — —
earnings of Affliates)
Adjusted EBITDA
$138.7 $116.7 $103.4 $158.8 $128.3 $102.5 $97.8 $133.9 $136.6 $129.2 $130.4 $158.2

Reconciliation of Adjusted EPS
Historical Results
(per share, unaudited)
Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020
Net Income/(Loss) from Continuing
$0. 36 $0. 78 $0. 34 $0. 71 $0. 27 $0. 16 $0. 02 $(0. 07) $0. 50 $0. 37 $0. 42 $0. 73
Operations
Share-based Compensation
0.10 0.08 0.10 0.13 0.12 0.09 0.12 0.10 0.11 0.12 0.10 0.17
Non-Operating Losses/(Gains)
0.28 (0.02) 0.01 (0.03) (0.02) (0.20) 0.03 0.22 (0.02) 0.09 0.04 (0.08)
Efficiency Investments and other
0.01 —   0.01 0.06 0.08 0.11 0.16 0.15 0.08 0.09 0.06 0.08
Transaction Costs
0.01 0.02 0.02 0.03 0.03 0.06 0.02 0.02 0.02 0.02 0.03 (0.03)
Depreciation and Amortization
0.21 0.22 0.22 0.23 0.24 0.24 0.24 0.23 0.21 0.21 0.21 0.21
Amortization of Acquired Software (Equity
— — — — — — — — — — — —
in earnings of Affliates)
Impairment Loss
—   —   —   —   —   0.09 —   0.59 —   —   —   0.02
Income Tax Effect (1)
(0.25) (0.53) (0.18) (0.13) —   (0.07) (0.14) (0.45) (0.08) (0.13) (0.10) (0.08)
Adjusted EPS
$0. 72 $0. 55 $0. 52 $1. 00 $0. 72 $0. 48 $0. 45 $0. 79 $0. 82 $0. 77 $0. 76 $1. 02
1. Reflects the income tax effect on adjustments and the differential impact on assumed tax rate and effective tax rate.
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